EXHIBIT 99.1



                         Double Eagle Petroleum Company
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     P. O. Box 766 o Casper, WY 82602 o 1-307-237-9330 o Fax:1-307-266-1823

From the desk of Steve Hollis, President

FOR RELEASE AT 6:00 AM, EST
Date: March 31, 2004

               Double Eagle Petroleum Reports Record Year in 2003

Casper, Wyoming-Double Eagle Petroleum Co. (NASDAQ: DBLE) announced today that the Company had record revenues, earnings, production and proved reserves for its fiscal year ended December 31, 2003. The Company's previous fiscal year-end was August 31. The table below reports the results for the twelve months ended December 31, 2003, the four months ended December 31, 2002 and the twelve months ended August 31, 2002.

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              Period        Twelve Months        Four months       Twelve Months
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               Ended         12/31/2003           12/31/2002         8/31/2002
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Revenues                     $ 6,138,412         $ 1,255,218       $ 2,270,163
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Earnings                     $   971,822        ($   107,788)     ($  2,847,101)
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Cashflow                     $ 3,238,885        ($   631,154)      $   118,697
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Production (mcfe)              1,424,914             563,676         1,132,645
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Proved Reserves (mcfe)        24,072,722          18,145,002        12,642,550
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The Company's proved reserves were estimated by Netherland, Sewell & Associates,
Inc. for 12/31/2003 and 12/31/2002. Netherland, Sewell & Associates and Ryder Scott Company, LP reviewed the reserves for 8/31/2002. These companies reviewed approximately 98% of Double Eagle Petroleum Co.'s reserves. Over 70% of the Company's proved reserves are categorized as Proved Developed.

Virtually all of the Company's growth is attributable to successful development drilling in the Mesa Unit on the Pinedale Anticline and in the Cow Creek Unit in the eastern Washakie Basin. Both units are in the State of Wyoming. The Company spent over $7 million on development of these two plays in 2003. In 2004, the Company expects to spend up to $15 million on continued development of these two plays.

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The Mesa Unit has been developed on 40 acre spacing, but several wells will be drilled on 20 acre spacing in 2004. If these wells are successful, it will increase the amount of development drilling to be undertaken in the future.

The Cow Creek Unit in the eastern Washakie Basin is being developed in the shallow Mesaverde coal beds. At least ten additional wells in this area are expected to be drilled in 2004.

Stephen H. Hollis, President, Double Eagle Petroleum Co., commented: "The Company had the blessing of being in these two development projects when natural gas prices and new technology made them very economic. We have the capital and the projects to continue to grow the Company under current industry conditions. I look forward to reporting our future progress."


Founded in 1972, Double Eagle Petroleum Co. explores for, develops, and sells crude oil and natural gas. The Company's current areas of exploration and development focus on the Southwestern Wyoming Powder River Basin and the Wind River Basin in Wyoming.

                                     *******

     This release may contain forward-looking statements regarding Double Eagle Petroleum Co.'s future and expected performance based on assumptions that the Company believes are reasonable. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and success of development activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.



Company Contact:
Steve Hollis, President
(307) 237-9330